Exhibit 1.1

                        UNITED FIDELITY AUTO TRUST 200 -A


                                      [$ ]

                   [AUTOMOBILE RECEIVABLE BACKED CERTIFICATES]

                             UNDERWRITING AGREEMENT



City Securities Corporation
As Representative of the Underwriters
135 North Pennsylvania Street, Suite 2200
P. O. Box 44992
Indianapolis, Indiana  46244-0992

Ladies and Gentlemen:

     1. Introductory. United Fidelity Finance, LLC, an Indiana limited liability company (the "Seller"), proposes to cause United Fidelity Auto Trust 200 (the "Trust") to issue and sell [$ ] aggregate principal amount of its Class A-1 Asset-Backed Senior Notes (the "Class A-1 Notes"), [$ ] aggregate principal amount of its Class A-2 Asset-Backed Senior Notes (the "Class A-2 Notes"), [$ ] aggregate principal amount of its Class A-3 Asset-Backed Senior Notes (the "Class A-3 Notes"), [$ ] aggregate principal amount of its Class A-4 Asset-Backed Senior Notes (the "Class A-4 Notes" and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Senior Notes"), [$ ] aggregate principal amount of its Class B Asset-Backed Subordinate Notes (the "Class B Notes") and [$ ] aggregate principal amount of its Class C Asset-Backed Subordinate Notes (the "Class C Notes" and together with the Senior Notes and the Class B Notes the "Notes") to the Underwriters named in Schedule I hereto (the "Underwriters") for which City Securities Corporation (the "Representative") is acting as representative. The assets of the Trust include a pool of automobile retail installment sale contracts or other similar evidences of installment indebtedness secured by new and used automobiles and light trucks (the "Receivables") and certain moneys due thereunder on and after _______________, 200 (the "Cutoff Date"). The Receivables are to be sold to the Trust by the Seller and serviced by United Fidelity Bank, FSB, a federally chartered savings association, (the "Servicer"), pursuant to a trust and servicing agreement, dated as of _______________, 200 (the "Trust and Servicing Agreement"), among the Trust, the Seller and the Servicer. The Notes will be issued pursuant to an Indenture to be dated as of _______________, 200 (as amended and supplemented from time to time, the "Indenture"), between the Trust and , a national banking association, as Trustee, under the Indenture (the "Indenture Trustee"). The Trust will be formed pursuant to the Trust and Servicing Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Trust and Servicing Agreement.

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     2. Representations and Warranties of the Seller. (a) The Seller represents and warrants to and agrees with the several Underwriters that:

     (i) The Seller meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. __________) on such Form S-3, including a related preliminary base prospectus and a preliminary prospectus supplement, for the registration under the Act of the offering and sale of the Notes. The Seller may have filed one or more amendments thereto, each of which amendments has previously been furnished to the Representative. The Seller will next file with the Commission
(i) prior to the effectiveness of such registration statement, an amendment thereto (including the form of final base prospectus and the form of final prospectus supplement relating to the Notes), (ii) after effectiveness of such registration statement, a final base prospectus and a final prospectus supplement relating to the Notes in accordance with Rules 430A and 424(b)(1) or
(4) under the Act, or (iii) a final base prospectus and a final prospectus supplement relating to the Notes in accordance with Rules 415 and 424(b)(2) or
(5).

     In the case of clauses (ii) and (iii) above, the Seller has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Notes and the offering thereof. As filed, such amendment and form of final prospectus supplement, or such final prospectus supplement, shall include all Rule 430A Information, together with all other such required information, with respect to the Notes and the offering thereof and, except to the extent that the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representative prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary base prospectus and preliminary prospectus supplement, if any, that have previously been furnished to the Representative) as the Seller has advised the Representative, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

     For purposes of this Underwriting Agreement (this "Agreement"), the term "Effective Time" means the date and time as of which the registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and the term "Effective Date" means the date of the Effective Time. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. Such registration statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the "Registration Statement". "Base Prospectus" shall mean any prospectus referred to above contained in the Registration

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

Statement at the Effective Date, including any Preliminary Prospectus Supplement. "Preliminary Prospectus Supplement" shall mean the preliminary prospectus supplement to the Base Prospectus which describes the Notes and the offering thereof and is used prior to filing of the Prospectus. "Prospectus" shall mean the prospectus supplement relating to the Notes that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus or, if no filing pursuant to Rule 424(b) is required, shall mean the prospectus supplement relating to the Notes, including the Base Prospectus, included in the Registration Statement at the Effective Date. "Rule 430A Information" means information with respect to the Notes and the offering of the Notes permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 415," "Rule 424," "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, a Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, such Preliminary Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Base Prospectus, to any Preliminary Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

     (ii) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined below), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder (the "Rules and Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Seller makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Seller by any Underwriter through the Representative specifically for use in the Registration Statement or the Prospectus (or any supplement thereto).

     (iii) The Seller's representations and warranties in the Trust and Servicing Agreement and the Administration Agreement will be true and correct in all material respects as of the Closing Date and each such representation and warranty will be

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

true and correct in all material respects on each date thereafter if and to the extent that on such date such representation and warranty is made again by the Seller pursuant to the terms of the related agreement.

     (iv) This Agreement has been duly authorized, executed and delivered by the Seller. The execution, delivery and performance of this Agreement and the issuance and sale of the Notes and compliance with the terms and provisions hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the properties of the Seller is subject which could reasonably be expected to have a material adverse effect on the transactions contemplated herein. The Seller has full power (corporate and other) and authority to cause the Trust to authorize, issue and sell the Notes, all as contemplated by this Agreement.

     (v) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Seller or any of its affiliates or an underwriter any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

     (vi) All legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

     (vii) The Seller's assignment and delivery of the Receivables to the Owner Trustee on behalf of the Trust as of the Closing Date and [of the Additional Acquired Receivables] from time to time thereafter pursuant to the Trust and Servicing Agreement will vest in the Owner Trustee on behalf of the Trust all the Seller's and the right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

     (viii) The Trust's assignment of the Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

     (ix) Neither of the Seller, nor the Trust is, and neither the issuance and sale of the Notes nor the activities of the Trust pursuant to the Indenture or the Trust Agreement will cause the Seller, or the Trust to be, an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     (x) The Notes conform in all material respects to the description thereof contained in the Prospectus and, assuming that the Notes have been duly and validly authorized, executed, and issued by the Trustee in accordance with the Trust and Servicing Agreement, will, when duly and validly authenticated by the Trustee and delivered to and

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

paid for by the Underwriters in accordance with the Underwriting Agreement, will be entitled to the benefits of the Trust and Servicing Agreement.

     (xi) As of the Closing Date, each of the Receivables meet the criteria for selection described in the Prospectus, and on such Closing Date the representations and warranties of Seller with respect to the Receivables contained in the Trust and Servicing Agreement is true and correct.

     (xii) Neither the sale of the Notes, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms of the Trust and Servicing Agreement, or the Underwriting Agreement, will constitute a breach of any term or provision of the certificate of incorporation or by-laws of the Seller, or conflict with or constitute a breach, violation, or acceleration of or a default under the terms of any indenture or other material agreement or instrument to which the Seller is a party or by which it is bound, or any statute, regulation, or order applicable to the Seller of any governmental body, administrative agency, regulatory body, or court having jurisdiction over the Seller or it's material properties. The Seller is not a party to, bound by or in breach or violation of any indenture or other material agreement or instrument, or subject to or in violation of any statute, regulation, or order of any governmental body, administrative agency, regulatory body, or court having jurisdiction over it, that materially and adversely affects or would in the future materially and adversely affect (a) the ability of the Seller to perform its obligations under these the Underwriting Agreement, the Purchase Agreement or the Trust and Servicing Agreement or (b) the business, operations, or financial condition, or the material properties or assets of the Seller.

     (xiii) There are no actions or proceedings against, or investigations of the Seller pending or, to the knowledge of the Seller, threatened before any court, administrative agency, or other tribunal (a) asserting the invalidity of the Underwriting Agreement, the Purchase Agreement, the Trust and Servicing Agreement, or the Notes, (b) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Underwriting Agreement, or the Trust and Servicing Agreement, (c) that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of the Underwriting Agreement, the Trust and Servicing Agreement, or the Notes, (d) seeking to affect adversely the federal income tax attributes of the Notes described in the Prospectus, or (e) that if determined adversely as to the Seller would have a material adverse effect on the business, operations, or financial condition or the material properties or assets of the Seller.

     (xiv) There has not been any material adverse change, or development involving a material adverse prospective change, in the business, operations, or financial condition or the material properties or assets of the Seller and the Bank, taken as a whole, since the end of the most recent fiscal quarter for which publicly available earnings statements were delivered to the Representatives prior to the date of the Underwriting Agreement.


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

     (xv) Any taxes, fees, and other governmental charges in connection with the execution and delivery of the Underwriting Agreement, and the Trust and Servicing Agreement and the execution, delivery, and sale of the Notes have been or will be paid at or before the Closing Date.

     (b) The Seller hereby agrees with the Underwriters that, for all purposes of this Agreement, the only information furnished to the Seller by the Underwriters specifically for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, are the [third] and [fourth] paragraphs and the second sentence of the [sixth] paragraph under the caption "Underwriting" in the preliminary prospectus and the Prospectus.

     3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Trust the respective principal amounts of the classes of Notes set forth opposite their respective names in Schedule I hereto at the respective purchase prices and interest rates set forth therein.

     The Seller will deliver the Notes to the Representative for the respective accounts of the Underwriters, against payment of the purchase price to or upon the order of the Seller by wire transfer or check in Federal (same day) Funds, at the office of ____________________, _________________________,
_______________, _______________, at __________ a.m. _______________ time, on
_______________, 200 , or at such other time, not later than seven full business days thereafter, as the Representative and the Seller determine, such time being herein referred to as the "Closing Date". The Notes to be so delivered will initially be represented by one or more Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under the limited circumstances specified in the Indenture.

     4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus. The Underwriters intend to make a market in the Notes, as permitted by the applicable laws and regulations. The Underwriters are not obligated to make a market in the Notes and any such market-making may be discontinued at any time in the Underwriters' sole discretion.

     5. Covenants of the Seller. The Seller covenants and agrees with the several Underwriters that:

     (a) The Seller will use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Notes, the Seller will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Seller has furnished the Representative a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. Subject to the foregoing sentence, if the Registration

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Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Seller will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.

     (b) The Seller will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the consent of the Representative prior to the Closing Date, and thereafter will not effect any such amendment or supplementation to which the Representative reasonably objects; the Seller will also advise the Representative promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Seller will also advise the Representative promptly of the effectiveness of the Registration Statement and of any amendment or supplement to the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose and the Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

     (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act, the Seller promptly will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance. Neither the consent of the Representative to, nor the delivery by the several Underwriters of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

     (d) As soon as practicable, but not later than the Availability Date (as defined below), the Seller will cause the Trust to make generally available to Noteholders an earnings statement of the Trust covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of
Section 11(a) of the Act and, at the option of the Seller, Rule 158 of the applicable Rules and Regulations. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the original effective date of the Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Trust's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

     (e) The Seller will furnish to the Representative copies of the Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests.

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     (f) The Seller will arrange for the qualification of the Notes for sale under the laws of such states as the several Underwriters may require and will continue such qualifications in effect so long as required for the distribution.

     (g) For a period from the date of this Agreement until the retirement of the Notes, or until such time as the several Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Seller will deliver to the Representative the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee or the Owner Trustee pursuant to the Trust and Servicing Agreement as soon as such statements and reports are furnished to the Indenture Trustee or the Owner Trustee.

     (h) So long as any of the Notes are outstanding, the Seller will furnish to the Representative (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Noteholders or filed with the Commission on behalf of the Trust pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Seller as the Representative may reasonably request.

     (i) On or before the Closing Date, the Seller shall mark and shall cause the Servicer to mark its computer records relating to the Receivables to be marked in such a manner as shall clearly indicate the Trust's absolute ownership of the Receivables, and from and after the Closing Date the Seller and the Servicer shall not take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Trust and Servicing Agreement.

     (j) To the extent, if any, that the ratings provided with respect to the classes of the Notes by the rating agency or agencies that initially rate the classes of the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Seller agreed upon on or prior to the Closing Date, the Seller shall furnish or shall cause to be furnished such documents and take any such other actions.

     (k) During a period of 45 calendar days from the date as of which this Agreement is executed, neither the Seller nor any affiliate of the Seller will, without the Representative's prior written consent (which consent shall not be unreasonably withheld), enter into any agreement to offer or sell notes collateralized by, or certificates evidencing an ownership interest in, automobile loan receivables except as otherwise provided in this Agreement; provided, however, that this shall not be construed to prevent the sale of automobile loans by the Seller.

     (l) The Seller will apply the net proceeds of the offering and the sale of the Notes that it receives in the manner set forth in the Prospectus under the caption "Use of Proceeds."

     (m) The Seller will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the documents (including the Registration Statement and Prospectus), (ii) the preparation, issuance and delivery of the Notes to the Representative, (iii) the fees and disbursements of the Seller's counsel and accountants, (iv) the qualification of the Notes under securities laws in accordance with the provisions of Section 5(f) hereof, including filing fees and the fees and disbursements of counsel for the Representative in

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connection therewith and in connection with the preparation of any "blue sky" or legal investment survey, if any is requested, (v) the printing and delivery to the Representative of copies of the Registration Statement as originally filed and of each amendment thereto, (vi) the printing and delivery to the Representative of copies of any "blue sky" or legal investment survey prepared in connection with the Notes, (vii) any fees charged by rating agencies for the ratings of the classes of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.; (ix) any fees charged by any insurance provider in connection with the Notes; and (x) any fees charged by the indenture trustee or owner trustee in connection with the Notes.

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Seller herein, to the accuracy of the written statements of officers of the Seller made pursuant to the provisions of this Section, to the performance by the Seller of its obligations hereunder and to the following additional conditions precedent:

     (a) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 6 p.m. Indianapolis time on the date of this Agreement or such later time or date as shall have been consented to by the Representative.

     (b) If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus and any supplements thereto shall have been filed with the Commission in accordance with the applicable Rules and Regulations and
Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or the Representative, shall be contemplated by the Commission.

     (c) On or prior to the Closing Date, the Representative shall have received a letter dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, from Deloitte& Touche, LLP with respect to certain agreed-upon procedures, substantially in the form of the drafts to which the Representative has previously agreed and otherwise in form and substance reasonably satisfactory to the Representative and its counsel.

     (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Seller, the Servicer or the Insurer which, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) any downgrading by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) of, or any public announcement that any such organization has under surveillance or review (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading), the rating of any debt securities of the Seller, the Servicer or the Insurer (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any

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securities of the Seller, the Servicer or the Insurer on any exchange or in the over-the-counter market; (v) any banking moratorium declared by federal or New York authorities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.

     (e) The Representative shall have received an opinion of Krieg DeVault LLP, as counsel for the Seller, dated the Closing Date, in the form attached hereto as Exhibit A, or as is otherwise satisfactory in form and substance to the Representative and its counsel.

     (f) The Representative shall have received an opinion of Krieg DeVault LLP, counsel to the Seller and the Trust, dated the Closing Date, in the form attached hereto as Exhibit B, or as is otherwise satisfactory in form and substance to the Representative and its counsel.

     (g) The Representative shall have received an opinion addressed to the several Underwriters of Krieg DeVault LLP, in its capacity as counsel for the Seller and the Trust, dated the Closing Date, to the effect that the statements in the Prospectus Supplement under the headings " Federal Income Tax and State Tax Consequences" and "ERISA Considerations", and statements in the Prospectus under the headings "State Tax Consequences", and "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Notes under Indiana law and ERISA.

     (h) The Representative shall have received an opinion addressed to the several Underwriters of Krieg DeVault LLP, special federal tax counsel to the Trust, dated the Closing Date, to the effect that the statements in the Prospectus Supplement under the heading "Federal Income Tax and State Tax Consequences" and in the Prospectus under the heading "Federal Income Tax Consequences" accurately describe the material federal income tax consequences to holders of the Notes.

     (i) The Representative shall have received an opinion addressed to the several Underwriters of Krieg DeVault LLP, as counsel for the Seller and the Trust, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, concerning (i) the true sale of the Receivables from the Seller to the Trust and (ii) the nonconsolidation of the Company with the Seller and the Seller's other affiliates in the event of a bankruptcy or insolvency of the Seller or the Seller's other affiliates.

     (j) The Representative shall have received an opinion of Krieg DeVault LLP, counsel to the Servicer, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

          (i) The Servicer has been duly organized and is validly existing as a federally chartered savings association in good standing under the laws United States with full power and authority (corporate and other) to own its properties and conduct its business

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     as currently conducted by it, and to enter into and perform its obligations under the Trust and Servicing Agreement, and had at all relevant times, and now has, the power, authority and legal right to service the Receivables.

          (ii) The Trust and Servicing Agreement has been duly authorized, executed and delivered by the Servicer and is the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except that the enforceability thereof may be subject to
     (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (y) the remedy of specific performance and injunctive and other forms of equitable relief and (z) equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (iii) None of the execution and delivery by the Servicer of the Trust and Servicing Agreement, the consummation by the Servicer of the transactions contemplated therein, or the fulfillment of the terms thereof by the Servicer will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the Articles of Association or Bylaws of the Servicer or of any indenture or other agreement or instrument to which the Servicer is a party or by which the Servicer is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer.

     (k) The Representative shall have received an opinion of Richards, Layton & Finger, special Delaware counsel for the Trust, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, to the effect that:

          (i) The Trust Agreement constitutes the valid and binding obligation of the Trustee and the Seller, enforceable against the Trustee and the Seller, in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

          (ii) The Trust has been duly formed and is validly existing as a business trust under the Business Trust Act of the State of Delaware (the "Business Trust Act"). The Trust and Servicing Agreement authorizes the Trust to execute and deliver the Trust and Servicing Agreement, the Indenture, and the Administration Agreement, to issue the Senior Notes and the Subordinate Notes and to grant the Trust Estate to the Indenture Trustee as security for the Notes.

          (iii) Except for the timely filing in the future of continuation statements with respect to the financing statements, no other filing is required in the State of Delaware in order to make effective the lien of the Indenture. Insofar as Article 9 of the Delaware Uniform Commercial Code, 6 Del. C. Section 9-101 et seq. (the "UCC"), applies (without regard to conflict of laws principles) and assuming that the security interest in that portion of the Collateral that consists of general intangibles and accounts, as defined under the UCC, has been duly created and has attached, the Indenture Trustee has a perfected security interest in such general intangibles and accounts and the proceeds thereof and, assuming that the UCC search accurately lists all of the financing statements filed naming the Trust as debtor and describing any portion of the Collateral consisting of such general intangibles and accounts and the proceeds thereof, such security interest of the Indenture Trustee will be prior to the security interest of all other creditors of the Trust whose security interests are perfected solely by filing UCC financing statements in the State of Delaware, excluding purchase money security interests under Section 9-312 of the UCC and temporarily perfected security interests in proceeds under
     Section 9-306 of the UCC.

          (iv) Under Section 3805(b) of the Business Trust Act, no creditor of the Company shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

          (v) Under Section 3805(c) of the Business Trust Act, and assuming that the sale of the Receivables to the Trust, pursuant to the Trust and Servicing Agreement conveys good title to the Receivables to the Trust as a true sale and not as a security arrangement, the Trust rather than the Seller is the owner of the Receivables.

          (vi) The Delaware Trustee is not required to hold legal title to the Trust Estate in order for the Trust to qualify as a business trust under the Business Trust Act.

          (vii) The execution and delivery by Trustee of the Trust and Servicing Agreement and, on behalf of the Trust, of the Indenture and the Administration Agreement, do not require any consent, approval or authorization of, or any registration of filing with, any governmental authority of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State.

          (viii) Neither the consummation by the Trustee of the transactions contemplated in the Trust and Servicing Agreement or, on behalf of the Trust, the transactions contemplated in the Indenture and the Administration Agreement, nor the fulfillment of the terms thereof by the Trustee will conflict with or result in a breach or violation of any law of the State of Delaware.

     (l) The Representative shall have received an opinion of counsel to the Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

          (i) The Trustee is a national banking association duly organized and validly existing under the laws of the United States.

          (ii) The Trustee has the full corporate trust power to accept the office of eligible lender trustee under the Trust and Servicing Agreement and to enter into and perform its obligations under the Trust and Servicing Agreement and, on behalf of the Trust, under the Indenture, the Administration Agreement and, any Insurance Agreement.

          (iii) The execution and delivery of the Trust and Servicing Agreement, by the Trustee and the Indenture, the Administration Agreement and any Insurance Agreement, by the Trustee on behalf of the Trust, and the performance by the Trustee of its obligations under the Trust and Servicing Agreement, as well as the performance by the Eligible Lender Trustee of its obligations on behalf of the Trust under the Indenture, the Administration Agreement and any Insurance Agreement have been duly authorized by all necessary action of the Trustee and each has been duly executed and delivered by the Trustee.

          (iv) The Trust and Servicing Agreement constitute valid and binding obligations of the Eligible Lender Trustee enforceable against the Trustee in accordance with its respective terms, and the Indenture, the Administration Agreement and any Insurance Agreement constitute the valid and binding obligations of the Trust enforceable against the Trust in accordance with their respective terms, except in each case as the enforceability thereof may be (a) limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the rights of creditors generally, and (b) subject to general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (v) The execution and delivery by the Trustee of the Trust and Servicing Agreement, the Administration Agreement and any Insurance Agreement do not require any consent, approval or authorization of, or any registration or filing with, any applicable governmental authority which has not been obtained or done.

          (vi) Each of the Notes has been duly executed and delivered by the Trustee on behalf of the Trust.

          (vii) None of (x) the consummation by the Trustee of the transactions contemplated in the Trust and Servicing Agreement, the Indenture, the Administration Agreement and any Insurance Agreement or (z) the fulfillment of the terms thereof by the Trustee or the Trust, as the case may be, will conflict with, result in a breach or violation of, or constitute a default under any law or the Articles of Association, Bylaws or other organizational documents of the Trustee or the terms of any indenture or other agreement or instrument known to such counsel and to which the Trustee or any of its subsidiaries is a party or by which it or any of them is bound or any judgment, order or decree known to such counsel to be applicable to the Trustee or any of its subsidiaries, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Trustee or any of its subsidiaries.

          (viii) There are no actions, suits or proceedings pending or, to the best of such counsel's knowledge after due inquiry, threatened against the Trustee (as trustee under the Trust and Servicing Agreement or in its individual capacity) before or by any governmental authority that might materially and adversely affect the performance by the

     Trustee of its obligations under, or the validity or enforceability of, the Trust and Servicing Agreement.

          (ix) The execution, delivery and performance by the Trustee of the Trust Agreement and Servicing Agreement, and on behalf of the Trust, of the Indenture, the Administration Agreement and any Insurance Agreement will not subject any of the property or assets of the Trust, or any portion thereof, to any liens created by or arising under the Trustee that are unrelated to the transactions contemplated in such agreements.


     (n) The Representative shall have received an opinion of , counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

          (i) The Indenture Trustee is a national banking association duly organized and validly existing under the laws of the United States.

          (ii) The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture and the Administration Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of the Indenture and the Administration Agreement.

          (iii) Each of the Indenture and the Administration Agreement has been duly executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (iv) The Notes have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

     (o) The Representative shall have received an opinion of counsel as to such other related matters as the Representative shall reasonably require and the Seller shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

     (p) The Representative shall have received certificates dated the Closing Date of any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary, the Assistant Secretary, the principal financial officer or the principal accounting officer of each of the Seller and the Servicer in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Seller or the Servicer, as the case may be, contained in the Trust and Servicing Agreement, the Administration Agreement, and the Insurance Agreement, if any, as applicable, are true and correct in all material respects, that each of the Seller and the Servicer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, in the case of the certificate from the Seller only, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and
(ii) since , 200 , except as may be disclosed in the Prospectus or in such certificate, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Trust, the Company, the Seller or the Servicer, as applicable, has occurred.

     (q) Each class of the Senior Notes shall be rated ______by _____________ and ________ by ____________________and the Subordinate Notes shall be rated _______ by _________ and _______ by _____. Neither of _______ nor _____shall have placed any Notes under surveillance or review with possible negative implications.

     (r) The issuance of the Notes shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued or originated by the Seller or any of its affiliates.

     The Seller will provide or cause to be provided to the Representative such conformed copies of such of the foregoing opinions, certificates, letters and documents as the Representative reasonably requests.

     7. Indemnification and Contribution. (a) The Seller will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities to which such Underwriter may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the preliminary Base Prospectus, the Preliminary Prospectus Supplement (if any), the Base Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller by any Underwriter specifically for use therein.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Seller against any losses, claims, damages or liabilities to which the Seller may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the preliminary Base

Prospectus, the Preliminary Prospectus Supplement (if any), the Base Prospectus or the Prospectus or any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to such Underwriter furnished to the Seller by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of the counsel appointed by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for fees and expenses for more than one counsel separate from its own counsel for all indemnified parties in connection with any one action or related actions in the same jurisdiction arising out of the same general allegations or circumstances unless any such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to or in conflict with those available to the other indemnified parties and in the reasonable judgment of such cor such indemnified party to employ separate counsel. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (2) does not include a statement as to or admission of, fault, exculpability or a failure to act by or on behalf of an indemnified party.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Notes received by the Seller bear to the total underwriting discounts and commissions applicable to the Notes received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount or commission applicable to the Notes underwritten by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untru statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Underwriters to contribute are several in proportion to their respective underwriting obligations and are not joint.

     (e) The obligations of the Seller under this Section shall be in addition to any liability which the Seller may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller, to each officer of the Seller who has signed the Registration Statement and to each Person, if any, who controls the Seller within the meaning of the Act or the Exchange Act.

     8. Default of Underwriters. If any Underwriter participating in the offering of the Notes defaults in its obligation hereunder to purchase the aggregate principal amounts of the classes of the Notes set forth in Schedule I hereto and the aggregate principal amount of such Notes which such defaulting Underwriter agreed, but failed, to purchase does not exceed 10% of the total principal amount of the Notes, the Representative may make arrangements satisfactory to the Seller for the purchase of such Notes by other Persons, but if no such arrangements are made within a period of 36 hours after the Closing Date, the non-defaulting Underwriters shall be obligated, in proportion to their respective total commitment hereunder, to purchase the Notes which such defaulting Underwriter agreed but failed to purchase. If any Underwriter so defaults and the aggregate principal amount of Notes with respect to which such default occurs is more than

10% of the total principal amount of the Notes and arrangements satisfactory to the Representative and the Seller for the purchase of such Notes by other Persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriters or the Seller, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any Person substituted for any Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller or its officers and of the several Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Seller or any of their respective representatives, officers or directors or any controlling Person, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to
Section 5 hereof and the respective obligations of the Seller and the Underwriters pursuant to Section 7 hereof shall remain in effect. If for any reason the purchase of the Notes by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (iii),
(v) and (vi) of Section 6(d) hereof), the Seller will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telecopied and confirmed to the Representative at _________________________, Indianapolis, Indiana ________,
Attention: _______________; if sent to the Seller, will be mailed, delivered or telecopied, and confirmed to the Seller at _________________________, _________________________, _______________, ________, Attention:
_______________; provided, however, that any notice to an Underwriter pursuant to ________ _______ Section 7 hereof will be mailed, delivered or telecopied and confirmed to such Underwriter. Any such notice will take effect at the time of receipt.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Section 7 hereof, and no other Person will have any right or obligations hereunder.

     12. Representation of Underwriters. The Representative shall act for the several Underwriters in connection with this financing, and any action taken by the Representative will be binding upon all the Underwriters.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Indiana without regard to the conflicts of law principles thereof.


     If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding Underwriting Agreement between the Seller and the several Underwriters in accordance with its terms.

                                  Very truly yours,

                                  UNITED FIDELITY FINANCE, LLC


                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------

The foregoing Note Underwriting Agreement is hereby confirmed and accepted as of the date first written above.

CITY SECURITIES CORPORATION


By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

                                   SCHEDULE I



                 Underwriter          Class A-1 Notes    Class A-2 Notes    Class A-3 Notes    Class A-4 Notes    Class B Notes
                 -----------
City Securities Corporation

Principal Amount of the Notes

Interest Rates:

Price to Public

Underwriting Discount and Commissions                 %                  %                  %                  %                  %

Purchase Price                                        $                  $                  $                  $                  $

APPENDIX A



              [See Section II to the Trust and Servicing Agreement]